UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

December 16, 2021

(Date of Report - Date of Earliest Event Reported)

FIRSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10960	75-2237318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street Fort Worth Texas 76102

(Address of principal executive offices, including zip code)

(817) 335-1100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FCFS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On October 27, 2021, FirstCash, Inc. (“FirstCash”) announced plans to create a new public holding company, FirstCash Holdings, Inc. (“Holdings”), by implementing a holding company reorganization (the “Parent Merger”) in connection with its proposed acquisition of American First Finance, Inc. Following the Parent Merger, Holdings, a Delaware corporation, became the successor issuer to FirstCash, a Delaware corporation. This Current Report on Form 8-K (the “Form 8-K”) is being filed for the purpose of establishing Holdings as the successor issuer pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, shares of Holdings common stock, par value $0.01 per share (the “Holdings Shares”), as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Adoption of Agreement and Plan of Merger and Consummation of Holding Company Reorganization

On December 16, 2021, FirstCash (now a wholly owned subsidiary of Holdings) implemented a holding company reorganization pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 16, 2021, among FirstCash, Holdings and Atlantis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), which resulted in Holdings owning all of the outstanding capital stock of FirstCash. Pursuant to the Parent Merger, Merger Sub, a direct, wholly owned subsidiary of Holdings and an indirect, wholly owned subsidiary of FirstCash, merged with and into FirstCash, with FirstCash surviving as a direct, wholly owned subsidiary of Holdings. Each share of FirstCash common stock, par value $0.01 per share (the “FirstCash Shares”), issued and outstanding immediately prior to the Parent Merger automatically converted into an equivalent corresponding share of Holdings Shares, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding FirstCash Shares being converted. Accordingly, upon consummation of the Parent Merger, FirstCash’s stockholders immediately prior to the consummation of the Parent Merger became stockholders of Holdings. The stockholders of FirstCash will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares in the Parent Merger.

The Parent Merger was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock occurred automatically, however, holders of physical stock certificates of FirstCash will be asked to exchange their physical stock certificates for stock certificates of Holdings via a letter of transmittal that will be delivered to such holders by Holdings’ transfer agent. After the Parent Merger, unless exchanged, physical stock certificates that previously represented FirstCash Shares represent the right to receive the same number of Holdings Shares. Following the consummation of the Parent Merger, Holdings Shares will continue to trade on the NASDAQ Global Select Market (“NASDAQ”) on an uninterrupted basis under the symbol “FCFS” with a new CUSIP number #33768G107. Immediately after consummation of the Parent Merger, Holdings has, on a consolidated basis, the same assets, businesses and operations as FirstCash had immediately prior to the consummation of the Parent Merger.

As a result of the Parent Merger, Holdings became the successor issuer to FirstCash pursuant to 12g-3(a) of the Exchange Act and as a result the Holdings Shares are deemed registered under Section 12(b) of the Exchange Act.

The foregoing descriptions of the Parent Merger and Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Parent Merger, FirstCash notified NASDAQ that the Parent Merger had been completed and requested that trading of the FirstCash Shares be suspended prior to the market opening on December 17, 2021. On December 16, 2021, NASDAQ is expected to suspend trading of the FirstCash Shares after the close of business. On December 17, 2021, Holdings Shares are expected to commence trading on NASDAQ under the symbol “FCFS”. In addition, NASDAQ will file with the U.S. Securities and Exchange Commission (the “Commission”) an application on Form 25 to delist the FirstCash Shares from NASDAQ and deregister the FirstCash Shares under Section 12(b) of the Exchange Act. FirstCash intends to file a certificate on Form 15 requesting that FirstCash shares be deregistered under the Exchange Act, and that FirstCash’s reporting obligations under Section 15(d) of the Exchange Act be suspended (except to the extent of the succession of Holdings to the Exchange Act Section 12(b) registration and reporting obligations of FirstCash).

As a result of the Parent Merger, Holdings became the successor issuer to FirstCash pursuant to Rule 12g-3(a) of the Exchange Act, and as a result, Holdings Shares are deemed registered under Section 12(b) of the Exchange Act as the common stock of the successor issue.

Item 3.03.	Material Modification of Rights of Securityholders.

Upon consummation of the Parent Merger, each FirstCash Share issued and outstanding immediately prior to the Parent Merger automatically converted into an equivalent corresponding Holdings Share, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding FirstCash Share that was converted.

The information set forth in Item 1.01 and Item 5.03 is hereby incorporated by reference in this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The directors of Holdings and their committee memberships and titles, which are listed below, are the same as the directors of FirstCash immediately prior to the Parent Merger.

Directors

Name	Age	AC	CC	NCGC
Daniel R. Feehan	70	C
Rick L. Wessel	62
Daniel E. Berce	67		X
Mikel D. Faulkner	71		X	X
Paula K. Garrett	60	X
James H. Graves	72		C	X
Randel G. Owen	62	X		C

AC	Audit Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee
C	Committee Chairperson

Mr Feehan and Mr. Wessel will continue to serve as the Chairman and Vice Chairman, respectively, of the board of directors of Holdings. Biographical information about Holdings’ directors is included in FirstCash’s Schedule 14A for the 2021 Annual Meeting of Stockholders under “Election of Directors” and is incorporated by reference herein.

The executive officers of Holdings and their positions and titles, which are listed below, are the same as the executive officers of FirstCash immediately prior to the Parent Merger.

Executive Officers

Name	Position with Holdings
Rick L. Wessel	Chief Executive Officer and Vice-Chairman of the Board
T. Brent Stuart	President and Chief Operating Officer
R. Douglas Orr	Executive Vice President and Chief Financial Officer
Raul R. Ramos	Senior Vice President, Latin Operations

Biographical information about Holdings’ executive officers is included in FirstCash’s Schedule 14A for the 2021 Annual Meeting of Stockholders under “Executive Officers” and is incorporated by reference herein.

In connection with the Parent Merger, on December 16, 2021, FirstCash entered into an Assignment and Assumption Agreement with Holdings pursuant to which FirstCash assigned to Holdings, and Holdings assumed, all of FirstCash’s rights and obligations under the First Cash Financial Services, Inc. 2011 Long-Term Incentive Plan and the FirstCash, Inc. 2019 Long-Term Incentive Plan, and any subplans, appendices or addendums thereunder (together, the “Equity Compensation Plans”), and all of FirstCash’s rights and obligations pursuant to each stock option to purchase a share of FirstCash stock (a “Stock Option”) and each right to acquire or vest in a share of FirstCash stock (a “Stock Unit” and together with the Stock Options, an “Equity Award”) that was outstanding immediately prior to December 16, 2021 and issued under the Equity Compensation Plans and underlying grant agreements (each such grant agreement, an “Equity Award Agreement” and such grant agreements together with the Equity Compensation Plans, the “Equity Compensation Plans and Agreements”). Each such Equity Award was converted into (A) with respect to each Stock Unit, a right to acquire or vest in a Holdings Share or (B) with respect to a Stock Option, an option to purchase a Holdings Share at an exercise price per share equal to the exercise price per share of FirstCash stock subject to such Stock Option immediately prior to December 16, 2021. Pursuant to the Assignment and Assumption Agreement, the Equity Compensation Plans and Agreements were automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to FirstCash will be read to refer to Holdings.

The foregoing description of the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement, which is filed as Exhibit 10.1 and which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Parent Merger, Holdings’ Board of Directors approved the Amended and Restated Holdings Certificate of Incorporation (the “Holdings Charter”) and adopted the Amended and Restated Bylaws of Holdings (the “Holdings Bylaws”) that are each identical to those of FirstCash immediately prior to the consummation of the Parent Merger, except for the change of the name of the corporation as permitted by Section 251(g) of the DGCL. Prior to the consummation of the Parent Merger, the sole stockholder of Holdings approved the adoption of the Holdings Charter. The Holdings Charter was filed with the Delaware Secretary of State on December 16, 2021.

The foregoing descriptions of the Holdings Charter and the Holdings Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Holdings Charter and the Holdings Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and each of which is incorporated by reference herein.

Item 8.01.	Other Items.

Successor Issuer

In connection with the Parent Merger and by operation of Rule 12g-3(a) promulgated under the Exchange Act, Holdings is the successor issuer to FirstCash and has succeeded to the attributes of FirstCash as the registrant. Holdings Shares are deemed to be registered under Section 12(b) of the Exchange Act, and Holdings is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Holdings hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

The description of Holdings’ capital stock provided in Exhibit 99.1, which is incorporated by reference herein, modifies and supersedes any prior description of Holdings’ capital stock in any registration statement or report filed with the Securities and Exchange Commission (the “Commission”) and will be available for incorporation by reference into certain of Holdings’ filings with the Commission pursuant to the Securities Act of 1933, as amended, the Exchange Act, and the rules and forms promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 16, 2021, by and among FirstCash Inc., FirstCash Holdings, Inc. and Atlantis Merger Sub, Inc.

3.1	Amended and Restated Certificate of Incorporation of FirstCash Holdings Inc., dated December 16, 2021

3.2	Amended and Restated Bylaws of FirstCash Holdings Inc., dated December 16, 2021

10.1	Assignment and Assumption Agreement, dated December 16, 2021 between FirstCash Inc. and FirstCash Holdings, Inc.

99.1	Description of Capital Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCASH HOLDINGS, INC.

By:	/s/ R. Douglas Orr
Name:	R. Douglas Orr
Title:	Executive Vice President and Chief Financial Officer

Date: December 16, 2021